UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2015

Credit Suisse Park View BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55361	47-1520456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Avenue, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 325-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 18, 2015, Credit Suisse Park View BDC, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved one proposal. The proposal is described in detail in the Company’s proxy statement dated October 21, 2015. As of October 14, 2015, the record date, 23,325,828 shares of common stock were outstanding and eligible to vote.

Proposal 1. The Company’s stockholders elected one director of the Company, who will serve until the 2018 annual meeting of stockholders, or until his successor is duly elected and qualified. The tabulation of votes was:

Name	Votes For	Votes Withheld	Broker Non-Votes
John G. Popp	22,165,902	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse Park View BDC, Inc.

Date: November 25, 2015	By:	/s/ John G. Popp
Name: John G. Popp

Title: Chief Executive Officer and President